Exhibit 10.1

December 24, 2008

Mr. Mark Bronson

Chief Financial Officer

Harvison Companies

5070 Mark IV Parkway

Fort Worth, TX 76106

Re:	Sale of Beard’s Interest in

BEE/7HBF, LLC Effective

as of 12/31/08

Dear Mark:

The attached Terms Sheet (see Exhibit C attached) sets forth the revised terms of our proposed agreement concerning the sale of our interest in the subject Venture as discussed with you yesterday.

If the Terms Sheet meets with your and John’s approval, we ask that you please have 7HBF and BEE/7HBF indicate their acceptance by signing and returning one copy of this Letter Agreement to my attention. Upon your acceptance we will immediately have Beard, BEE and BTEC sign and return a copy thereof to you.

Bill joins me in wishing you the very best of success as you continue to pursue the Venture and hope that you can turn it into a successful operation.

Sincerely,	ACCEPTED AND AGREED TO THIS 31ST DAY OF DECEMBER, 2008

THE BEARD COMPANY
“7HBF”
/s/ Herb Mee, Jr.
Herb Mee, Jr., President	7HBF, Ltd.

By: 7HBF Management Company, Ltd. General Partner

By: /s/ John D. Harvison
Name: John D. Harvison

Title: Manager

“BEE/7HBF, LLC”

BEE/7HBF, LLC
Per: 7HBF, Ltd.
By: 7HBF Management Company, Ltd.
General Partner

By: /s/ John D. Harvison
Name: John D. Harvison
Title: Manager

“BEE”

BEARD ENVIRONMENTAL ENGINEERING, L.L.C.

By: /s/ W.M. Beard
Name: W.M. Beard
Title: Chairman of the Board

“BEARD”

THE BEARD COMPANY

By: /s/ Herb Mee, Jr.
Name: Herb Mee, Jr.
Title: President

“BTEC”

BEIJING BEARD SINO-AMERICAN BIO-TECH ENGINEERING CO., LTD.

By: /s/ William M. Beard
Name: William M. Beard
Title: Vice Chairman

Exhibit A

BEE/7HBF, LLC
Note Payable to 7HBF, LLC
12/31/2008					Daily		Annual	Cumulative
	Opening			Closing	Interest	Interest	Interest Rate	Interest
Date	Balance	Borrowings	Repayments	Balance	Rate	Accrued	Used	Total
				Balance forward		90,975.61
12/1/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,064.80
12/2/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,153.99
12/3/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,243.19
12/4/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,332.38
12/5/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,421.57
12/6/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,510.76
12/7/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,599.95
12/8/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,689.14
12/9/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,778.34
12/10/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,867.53
12/11/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	91,956.72
12/12/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,045.91
12/13/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,135.10
12/14/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,224.29
12/15/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,313.49
12/16/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,402.68
12/17/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,491.87
12/18/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,581.06
12/19/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,670.25
12/20/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,759.45
12/21/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,848.64
12/22/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	92,937.83
12/23/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	93,027.02
12/24/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	93,116.21
12/25/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	93,205.40
12/26/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	93,294.60
12/27/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	93,383.79
12/28/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	93,472.98
12/29/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	93,562.17
12/30/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	93,651.36
12/31/2008	850,000.00	0.00	0.00	850,000.00	0.0105%	89.19	3.83%	93,740.56
TOTALS	850,000.00	0.00	0.00	850,000.00		2,764.95	$943,740.56

Recap:			Month	Cumulative
				0.00			61,096.36	61,096.36
Jan-08	850,000.00	0.00	0.00	850,000.00		2,764.95	0.00	63,861.31
Feb-08	850,000.00	0.00	0.00	850,000.00		2,586.56	0.00	66,447.87
Mar-08	850,000.00	0.00	0.00	850,000.00		2,764.95	0.00	69,212.81
Apr-08	850,000.00	0.00	0.00	850,000.00		2,675.75	0.00	71,888.57
May-08	850,000.00	0.00	0.00	850,000.00		2,764.95	0.00	74,653.51
Jun-08	850,000.00	0.00	0.00	850,000.00		2,675.75	0.00	77,329.26
Jul-08	850,000.00	0.00	0.00	850,000.00		2,764.95	0.00	80,094.21
Aug-08	850,000.00	0.00	0.00	850,000.00		2,764.95	0.00	82,859.15
Sep-08	850,000.00	0.00	0.00	850,000.00		2,675.75	0.00	85,534.91
Oct-08	850,000.00	0.00	0.00	850,000.00		2,764.95	0.00	88,299.85
Nov-08	850,000.00	0.00	0.00	850,000.00		2,675.75	0.00	90,975.61
Dec-08	850,000.00	0.00	0.00	850,000.00		2,764.95	0.00	93,740.55
	Total interest	0.00				32,644.19	61,096.36	93,740.55
	Borrowings			850,000.00
	Total			850,000.00		Prin ^ Interest =		$943,740.55

Exhibit B

PROMISSORY NOTE

$46,870.28	Oklahoma City, Oklahoma
December 31, 2008

For value received, the undersigned, THE BEARD COMPANY, an Oklahoma corporation (the “Maker”), agrees to all of the terms of this Promissory Note (this “Note”) and promises to pay to the order of 7HBF, Ltd. (the payee, its successors and assigns are hereinafter called the “Holder”), at Harvey Parkway, 301 N.W. 63rd Street, Suite 400, Oklahoma City, Oklahoma 73116, or at such other place as may be designated in writing by the Holder of this Note, the principal sum of FORTY-SIX THOUSAND EIGHT HUNDRED SEVENTY AND 28/100ths DOLLARS ($46,870.28), together with interest thereon at the rate stated.

Interest will accrue on the unpaid principal balance of this Note at the per annum interest rate of eight percent (8%) (the “Applicable Rate”). Interest will commence to accrue on the date hereof and thereafter until this Note is paid in full. Interest will be computed for the actual number of days elapsed at a per diem charge based on a year consisting of three hundred sixty-five (365) days. All obligations evidenced by and owing pursuant to the terms of this Note, including unpaid principal and interest, are due and payable June 30, 2009 (the “Maturity Date”).

Both principal and interest owing pursuant to the terms of this Note are payable in the lawful currency of the United States of America and in immediately available funds. All payments made on this Note will be applied to this Note when received by the Holder hereof. Any sum not paid when due will bear interest at the rate equal to the Applicable Rate plus six percent (6%) and will be paid at the time of, and as a condition precedent to, the curing of any “Default”, as that term is hereinafter defined in this Note. During the existence of any Default, the Holder of this Note may apply payments received on any amount due hereunder or under the terms of any instrument hereafter evidencing or securing said indebtedness as the Holder may determine.

The Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Holder’s rights hereunder, the Maker will pay to the Holder all reasonable attorney’s fees and all expenses incurred by the Holder in connection therewith.

/s/ HMJr.
Page 1 of 2 Pages

THIS NOTE IS GIVEN BY THE MAKER AND ACCEPTED BY THE HOLDER PURSUANT TO A LENDING TRANSACTION CONTRACTED, CONSUMMATED, AND TO BE PERFORMED IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA, AND THIS NOTE SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF OKLAHOMA. The payment of all indebtedness evidenced by this Note is unsecured. However, in the event of any Default, the Holder may request, and the Maker agrees to furnish to the Holder, agreeable collateral and such security agreements as the Maker may reasonably require to secure the indebtedness.

At the option of the Holder, the unpaid balance of this Note, and all other obligations of the Maker to the Holder, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without presentment, protest, notice or demand upon the occurrence or existence of one or more of the following events or conditions (“Default”):

1.     any payment required by this Note or any other note or obligation of the Maker to the Holder or to others is not made when due in the amount required; and

2.         any default or breach occurs in the performance of any covenant, obligation, representation, warranty, or provision contained in this Note or in any other note or obligation of the Maker to Holder or to others.

No waiver of any payment or other right under this Note by the Holder shall operate as a waiver of any other payment or right. Any payments hereunder may, at the option of the Holder, be recorded on this Note and shall be prima facie evidence of such payments and the unpaid balance of this Note.

The Make has the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty, but with accrued interest to the date of the prepayment on the amount prepaid.

The Maker waives presentment for payment, protest and notice of nonpayment.

IN WITNESS WHEREOF, the Maker has executed this instrument on the date first above written.

THE BEARD COMPANY

By /s/ Herb Mee, Jr.
Herb Mee, Jr., President

/s/ HMJr.
Page 2 of 2 Pages

Exhibit C

Terms Sheet

Sale of BEE’s Interest in BEE/7HBF, LLC to 7HBF, Ltd.

1

Effective as of 3/10/08 for both tax and financial purposes, Beard Environmental Engineering, L.L.C. (“BEE”) has agreed to sell 96% of its 50% interest in BEE/7HBF, LLC (the “LLC”) to 7HBF, Ltd. (“7HBF”), leaving BEE with a 2% interest in the LLC.

2

From that date forward through 12/31/08 The Beard Company (“Beard”) will pay 2% of the ongoing expenses in China, including 2% of Riza Murteza’s (“Riza”) salary and fringes. Beard was charging US$15M/mo. overhead to the LLC from 2006 thru 2/08. Since then it has been charging US$3K/mo overhead + Riza’s salary and burden, and will continue to charge on such basis through 12/31/08.

3	Effective 12/31/08 BEE will sell its remaining 2% interest in the LLC to 7HBF for US$1. The LLC will then become a sole member LLC.
4

Beard will pay its ½ of the interest due on the US$850,000 non-recourse note to 7HBF as of 12/31/08 = US$46,870.28, following which it will have no further liability on such note. See schedule attached as Exhibit A. Payment will be made by the delivery of a six month Promissory Note in the form attached hereto as Exhibit B. Beard agrees that it will promptly prepay such note in the event it receives the Visa settlement or some other non-operating source of funds in excess of US$100,000 prior to June 30, 2009.

5

Beard, BEE and Beijing Beard Sino-American Bio-Tech Engineering Co., Ltd (“BTEC”) will cancel or forgive any notes receivable which they have from the LLC or from Xianghe BH Fertilizer Co., Ltd. (“XBH”). If 7HBF or the LLC are fortunate enough to salvage the company, no payments will be due to Beard, BEE or BTEC.

6

Once this Terms Sheet has been finalized, it will be attached as Exhibit C to a letter between Beard and 7HBF similar to the 2/7/05 letter, and that will constitute the final Agreement among the parties.

7	The Agreement, which may be executed in counterparts, will be executed on or before 12/31/08 and become effective for both tax and financial purposes on 12/31/08.
8	Effective 1/1/09 the Harvison Companies will take over the accounting and operations of BEE/7HBF and of XBH, and put Riza on their payroll if they desire to retain him.